Exhibit 99.1

FOR IMMEDIATE RELEASE

TOWER TECH HOLDINGS INC.

101 South 16th Street, P.O. Box 1957

Manitowoc, WI 54221-1957

(920) 684-5531

For more information contact:

Steve Huntington, CFO

TOWER TECH HOLDINGS INC. ACQUIRES

ENERGY MAINTENANCE SERVICE, LLC

-EMS Acquisition Expands Company’s Wind Energy Offerings to Include Erection, Operations, Maintenance and Repair Service-

MANITOWOC, WI, January 16, 2008 – Tower Tech Holdings Inc. (TWRT) announced today that it has acquired Energy Maintenance Service, LLC, a leading independent operations and maintenance company.  EMS’s offerings include erection,, operations and maintenance, component-repairs and rebuilding of wind turbines.

EMS is the wind energy industry’s leading full service provider with over 170 employees throughout the United States.  EMS offers operations services which include engineering and construction, training and wind facility management.  EMS also offers repair and retrofit services, including gear box, blade and other component repairs.  EMS is led by Joe Kolbach, who will continue as part of the leadership team at Tower Tech as President of the EMS subsidiary.

“We believe the acquisition of EMS represents another big step toward becoming a one-stop, vertically-integrated supplier and service provider to the wind industry,” said Cam Drecoll, chief executive officer of Tower Tech.  Drecoll added, “We also feel that EMS’s existing customer base, which includes wind turbine manufacturers representing over 75% of the North American market, and its reputation in the industry as a quality service provider will enhance the market opportunities for our existing Tower Tech Systems, RBA and Brad Foote operating companies.”

“We are extremely pleased to be joining the Tower Tech family of companies,” said Joe Kolbach, President and former majority-owner of EMS.  “The synergies created by the transaction will create positive opportunities for our existing customers through new product and service offerings, as well as the geographic expansion of service centers in major U.S. wind markets.  The additional resources available to us as a part of Tower Tech will benefit our employees, as well as the communities we are a part of.”

In connection with the closing of the EMS acquisition, Tower Tech also announced the hiring of Thomas Jonsson as Vice President of Business Development and Operations for EMS.  Mr. Jonsson is an experienced international senior manager and recently established a wind energy business in the United States for Moventas, a leading Finnish gear company with activities in paper/pulp, mining and wind energy. Mr. Jonsson was the Vice President for Moventas WG in North America.  Mr. Jonsson completed his studies at Linkoping University, Sweden with a MSc.

Industrial Engineering degree. He is the acting Chairman of the Operations & Maintenance Group of the American Wind Energy Association.

About Tower Tech Holdings Inc.

Tower Tech Holdings Inc. (TWRT-OTC) is dedicated to the production of components for energy and infrastructure-related industries. Tower Tech is primarily focused on the manufacture of components for the wind industry, including tower support structures through its Tower Tech Systems subsidiary and gearing systems through its Brad Foote Gear Works subsidiary. Tower Tech is headquartered in Manitowoc, Wisconsin and has additional locations in Cicero, Illinois, Neville Island, Pennsylvania.  In addition, Tower Tech has now completed the acquisition of Energy Maintenance Service.  EMS is a leading independent provider of operations and maintenance services to the wind industry and is headquartered in Gary, South Dakota.  Including employees of EMS, Tower Tech has approximately 800 employees located across the United States.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to anticipated synergies and other benefits to Tower Tech and EMS created by the EMS acquisition.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) difficulties in integrating EMS’s operations and our ability to successfully capitalize on the acquired business’s strengths and service offerings; (ii) unforeseen delays, costs or liabilities that may arise in connection with the acquisition; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

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